As filed with the Securities and Exchange Commission on March 31, 2022

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

The Securities Act of 1933

MARKFORGED HOLDING CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	98-154859
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

480 Pleasant St. Watertown, MA	02472
(Address of Principal Executive Offices)	(Zip Code)

Markforged Holding Corporation 2021 Stock Option and Incentive Plan

(Full Title of the Plan)

Shai Terem

Chief Executive Officer

Markforged Holding Corporation

480 Pleasant St.

Watertown, MA 02472

(Name and address of agent for service)

(866) 496-1805

(Telephone number, including area code, of agent for service)

Copies to:

Kenneth J. Gordon, Esq. Michael J. Minahan, Esq. Aaron J. Berman, Esq. Goodwin Procter LLP 100 Northern Avenue Boston, MA 02210 (617) 570-1000	Stephen Karp General Counsel and Secretary Markforged Holding Corporation 480 Pleasant St. Watertown, MA 02472 (866) 496-1805

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed for the purpose of registering (i) an additional 9,299,653 shares of common stock, par value $0.0001 per share (“Common Stock”) of Markforged Holding Corporation (the “Registrant”) to be issued under the Registrant’s 2021 Stock Option and Incentive Plan (the “2021 Plan”) and (ii)  an additional 1,859,930 shares of Common Stock of the Registrant to be issued under the Registrant’s 2021 Employee Stock Purchase Plan (the “2021 ESPP”), for which a Registration Statement on Form S-8 (File No. 333-259665) relating to the same employee benefit plans is effective.

These additional shares are of the same class as other securities relating to the 2021 Plan and 2021 ESPP for which the Registrant’s Registration Statement on Form S-8 (File No. 333-259665) filed with the Commission on September  20, 2021 is effective.

The information contained in the Registrant’s Registration Statement on Form S-8 (File No. 333-259665) is hereby incorporated by reference pursuant to General Instruction E to Form S-8. Only those items of Form S-8 containing new information not contained in the earlier registration statement is presented herein.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

EXHIBIT INDEX

Exhibit No.	Description

4.1	Certificate of Incorporation (Incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K, filed with the SEC by the Registrant on July 20, 2021 (File No. 001-39453)).

4.2	Amended and Restated Bylaws (Incorporated by reference to Exhibit 3.2 to the Current Report on Form 8-K, filed with the SEC by the Registrant on July 20, 2021 (File No. 001-39453)).

4.3	Specimen stock certificate evidencing the shares of common stock (Incorporated by reference to Exhibit 4.5 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-258775)).

5.1*	Opinion of Goodwin Procter LLP.

23.1*	Consent of PricewaterhouseCoopers LLP.

23.2*	Consent of Goodwin Procter LLP (included in Exhibit 5.1).

24.1*	Power of Attorney (included on signature page).

99.1	2021 Stock Option and Incentive Plan and forms of award agreements thereunder (Incorporated by reference to Exhibit 10.23 and Exhibit 10.24 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-258775)).

99.2	2021 Employee Stock Purchase Plan (Incorporated by reference to Exhibit 10.30 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-258775)).

107*	Filing Fee Table.

*	Filed Herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Watertown, State of Massachusetts, on March 31, 2022.

MARKFORGED HOLDING CORPORATION

/s/ Shai Terem
Name: Shai Terem
Title: Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

KNOW ALL BY THESE PRESENT, that each individual whose signature appears below hereby constitutes and appoints Shai Terem, Mark Schwartz and Stephen Karp as such person’s true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for such person in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that any said attorney-in-fact and agent, or any substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following person in the capacities and on the date indicated.

Signature	Title	Date
/s/ Shai Terem Shai Terem	Director, President, and Chief Executive Officer (Principal Executive Officer)	March 31, 2022

/s/ Mark Schwartz Mark Schwartz	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	March 31, 2022

/s/ Edward Anderson Edward Anderson	Director	March 31, 2022

/s/ Kevin Hartz Kevin Earnest Hartz	Director	March 31, 2022

/s/ Michael Medici Michael Medici	Director	March 31, 2022

/s/ Paul Milbury Paul Milbury	Director	March 31, 2022

/s/ Antonio Rodriguez Antonio Rodriguez	Director	March 31, 2022

/s/ Carol Meyers Carol Meyers	Director	March 31, 2022

/s/ Alan Masarek Alan Masarek	Director and Chairman of the Board	March 31, 2022